UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 2, 2006
WESCO International, Inc.
(Exact name of registrant as specified in its charter)
Commission file number 001-14989

Delaware (State or other jurisdiction of incorporation or organization)	25-1723342 (IRS Employer Identification No.)

225 West Station Square Drive Suite 700 Pittsburgh, Pennsylvania 15219 (Address of principal executive offices)	(412) 454-2200 (Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     The information in this Current Report is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
     On February 2, 2006, WESCO issued a press release announcing its earnings for the fourth quarter of 2005. A copy of the press release is attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 2, 2006	WESCO International, Inc.

(Date)

/s/ Stephen A. Van Oss Stephen A. Van Oss
Senior Vice President, Chief Financial and
Administrative Officer

NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219
WESCO International, Inc. Reports Record
Sales and Earnings for the Quarter and Year
Ended December 2005
WESCO International, Inc. reported fourth quarter 2005 sales increase of 25%;
net income increase of 132% compared to a year ago.
Contact: Stephen A. Van Oss, Senior Vice President and
Chief Financial and Administrative Officer
WESCO International, Inc. (412) 454-2271, Fax: (412) 454-2477
http://www.wesco.com
Pittsburgh, PA, February 2, 2006 — WESCO International, Inc. [NYSE: WCC], a leading provider of electrical MRO products, construction materials, and advanced integrated supply procurement outsourcing services, today announced its 2005 fourth quarter financial results.
Net sales for the fourth quarter 2005 were $1,236.7 million compared with $987.9 million in 2004, an increase of 25.2%. Net sales for operations excluding two acquisitions completed in 2005 were up 15.9%. Gross margin for the quarter improved to 20.4% from 18.7% a year ago. Operating income for the current quarter totaled $74.4 million, an increase of 89% over $39.4 million earned in Q4 2004. Depreciation and amortization included in Q4 operating income was $7.6 million in 2005 compared with $4.1 million in 2004. Net income in the fourth quarter was $39.7 million in 2005 versus $17.1 million in the comparable 2004 quarter. Fourth quarter 2005 earnings included charges net of income taxes of $3.3 million related to the retirement of $199.7 million of 9.125% senior subordinated notes and $1.0 million for charges net of income taxes relating to the repatriation of foreign income. Diluted earnings per share in the current quarter were $0.80 per share versus $0.38 per share in 2004.
For the year 2005, net sales increased 18.2% to $4,421 million compared with $3,741 million in 2004. Sales excluding acquisitions increased 15.4%. Gross margin in both 2005 and 2004 was 19.0%. Operating income totaled $209.3 million compared with $149.5 million in 2004, an increase of 40%. Depreciation and amortization included in operating income was $18.9 million and $18.1 million for the years ended 2005 and 2004 respectively. Net income for 2005 was $103.5 million compared with $64.9 million last year. Diluted earnings per share were $2.10 per share in 2005 versus $1.47 per share in 2004, an increase of 43%. Included in 2005 net income were three significant charges net of income taxes; $10 million related to the retirement of $323.5 million of senior subordinated notes, $6.9 million related to settlement of a lawsuit, and $1.0 million for the repatriation of foreign income.

Stephen A. Van Oss, Senior Vice President and Chief Financial and Administrative Officer, stated, “Our employees again demonstrated WESCO’s “Extra Effort” culture by delivering record results for 2005 in virtually all key performance areas, significantly surpassing the record results achieved in 2004. Organic sales growth of 15.9% in the fourth quarter was driven by effective sales and marketing initiatives and market share gains aided by continued favorable demand in our end markets. Gross margin and operating margin each improved as a result of our continued focus on margin initiatives, implementation of LEAN and solid results from the two acquisitions completed in the third quarter of 2005.”
Mr. Van Oss added, “In addition to the continued gains in operating performance, we significantly improved our balance sheet in 2005. Strong internally generated cash flow along with issuance of $300 million of long term, lower cost fixed rate convertible debentures and senior subordinated notes allowed the Company to retire $323.5 million of higher cost senior subordinated debt and support the financing of two acquisitions. Our liquidity position has been improved, and we have been able to reduce our overall cost of debt in a rising rate environment.”
Chairman and CEO, Roy W. Haley, commented, “By any standard of measurement, the fourth quarter and 2005 results were terrific for WESCO. The Company has delivered outstanding sales and service results throughout the year resulting in record setting performance each successive quarter. The integration of the systems and operations of Fastec and Carlton Bates is coming along very well and these recently acquired businesses will serve to complement and accelerate our market development initiatives. Our LEAN initiatives have contributed to high levels of sales productivity and excellent management of expenses and resources. We continue to drive initiatives that target double digit organic growth in 2006.”
# # #
Teleconference
WESCO will conduct a teleconference to discuss the fourth quarter earnings as described in this News Release on February 2, 2005, at 11:00 a.m. E.S.T. The conference call will be broadcast live over the Internet and can be accessed from the Company’s home page at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.
# # #

WESCO International, Inc. (NYSE: WCC) is a publicly traded Fortune 500 holding company, headquartered in Pittsburgh, Pennsylvania, whose primary operating entity is WESCO Distribution, Inc. WESCO Distribution is a leading distributor of electrical construction products and electrical and industrial maintenance, repair and operating (MRO) supplies, and is the nation’s largest provider of integrated supply services with 2005 annual product sales of approximately $4.4 billion. The Company employs approximately 6,000 people, maintains relationships with over 24,000 suppliers, and serves more than 100,000 customers worldwide. Major markets include commercial and industrial firms, contractors, government agencies, educational institutions, telecommunications businesses and utilities. WESCO operates ten fully automated distribution centers and approximately 380 full-service branches in North America and selected international markets, providing a local presence for area customers and a global network to serve multi-location businesses and multi-national corporations.
# # #
The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as the Company’s other reports filed with the Securities and Exchange Commission.

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Three Months Ended
	December 31, 2005		December 31, 2004
Net sales	$1,236.7		$987.9
Cost of sales	984.1		802.9

Gross profit	252.6	20.4%	185.0	18.7%
Selling, general & admin. expenses	170.6	13.8%	141.5	14.3%
Depreciation & amortization	7.6		4.1

Income from operations	74.4	6.0%	39.4	4.0%
Interest expense, net	7.7		10.5
Loss on debt extinguishment	4.9		0.5
Other expense	4.5		2.1

Income before income taxes	57.3	4.6%	26.3	2.7%
Provision (benefit) for income taxes	17.6		9.2

Net income	$39.7	3.2%	$17.1	1.7%

Diluted earnings per common share:
Net income	$0.80		$0.38
Weighted average shares outstanding	49.8		45.3

	Twelve Months Ended		Twelve Months Ended
	December 31, 2005		December 31, 2004
Net sales	$4,421.1		$3,741.3
Cost of sales	3,580.4		3,029.2

Gross profit	840.7	19.0%	712.1	19.0%
Selling, general & admin. expenses	612.5	13.9%	544.5	14.6%
Depreciation & amortization	18.9		18.1

Income from operations	209.3	4.7%	149.5	4.0%
Interest expense, net	30.2		40.8
Loss on debt extinguishment	14.9		2.6
Other expense	13.3		6.6

Income before income taxes	150.9	3.4%	99.5	2.7%
Provision for income taxes	47.4		34.6

Net income	$103.5	2.3%	$64.9	1.7%

Diluted earnings per common share:
Net income	$2.10		$1.47
Weighted average shares outstanding	49.2		44.1